Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-225111) on Form S-8 of The Brink’s Company of our report dated March 26, 2020 relating to the financial statements of The Brink’s Company Employee Stock Purchase Plan, which are included in this Annual Report on Form 11-K of The Brink’s Company Employee Stock Purchase Plan for the year ended December 31, 2019 and for the period from inception (February 22, 2018) through December 31, 2018.

/s/ Keiter

Glen Allen, Virginia
March 26, 2020